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EXHIBIT 31

CERTIFICATION

        I, Mike Ulrich certify that:

        1.     I have reviewed this annual report on Form 10-K of TEL Offshore Trust, for which JPMorgan Chase Bank acts as Corporate Trustee;

        2.     Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

        3.     Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, distributable income and changes in trust corpus of the registrant as of, and for, the periods presented in this annual report;

        4.     I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14), or for causing such procedures to be established and maintained, for the registrant and have:

  a)
  designed such disclosure controls and procedures, or caused such controls and procedures to be designed, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

  b)
  evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date");

  c)
  presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date; and

  d)
  disclosed in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect, or is reasonably likely to significantly affect, internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

        5.     I have disclosed, based on my most recent evaluation, to the registrant's auditors:

  a)
  all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

  b)
  any fraud, whether or not material, that involves any management or other employees who have a significant role in the registrant's internal controls; and

        In giving the foregoing certifications in paragraphs 4, 5 and 6, I have relied to the extent I consider reasonable on information provided to me by the working interest owners and the managing general partner of the TEL Offshore Trust Partnership, in which the registrant owns a 99.99% interest.

Date: March 30, 2004	By:	/s/ MIKE ULRICH Mike Ulrich Vice President and Trust Officer JPMorgan Chase Bank

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CERTIFICATION